UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 19, 2012, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), and certain of the Company’s subsidiaries amended the KeyBank Line of Credit (the “Line of Credit Amendment”) and entered into certain ancillary agreements to increase the maximum commitments available under the KeyBank Line of Credit from $55,000,000 to an aggregate of up to $75,000,000, consisting of a $37,500,000 revolving line of credit, with a maturity date of November 19, 2015, subject to CVOP’s right to a 12-month extension, and a $37,500,000 term loan, with a maturity date of November 19, 2016, subject to CVOP’s right to a 12-month extension. The KeyBank Line of Credit bears interest at per annum rates equal to, at CVOP’s option, either: (a) the London Interbank Offered Rate (“LIBOR”), plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP; or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. Coincident with the Line of Credit Amendment, CVOP entered into an interest rate swap agreement with KeyBank National Association to effectively fix LIBOR on the term loan at 0.86%, resulting in an interest rate under the term loan of the KeyBank Line of Credit ranging from 3.36% to 4.36% per annum. The term of the swap agreement is five years. The Line of Credit Amendment provides that the revolving line of credit and the term loan can be prepaid prior to maturity without penalty; provided, however, that any portion of the term loan that is prepaid may not be reborrowed, and CVOP may be subject to a breakage fee under the swap agreement, if applicable.

As of November 21, 2012, CVOP has drawn down $37,500,000 under the term loan of the KeyBank Line of Credit and has approximately $37,500,000 remaining available under the revolving line of credit.

The material terms of the Line of Credit Amendment and the other ancillary agreements are qualified in their entirety by the First Amended and Restated Credit Agreement, the amended and restated swing loan note, the term loan note and the revolving credit note agreements filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amended and Restated Credit Agreement by and among CVOP, as Borrower, KeyBank National Association and other parties to the agreement or that may service parties to the agreement, as lenders, and KeyBanc Capital Markets, as sole lead arranger and sole book runner, dated November 19, 2012.

10.2	Amended and Restated Swing Loan Note from CVOP to KeyBank National Association, dated November 19, 2012.

10.3	Term Loan Note from CVOP to KeyBank National Association, dated November 19, 2012.

10.4	Term Loan Note from CVOP to Synovus Bank, dated November 19, 2012.

10.5	Term Loan Note from CVOP to Texas Capital Bank, N.A., dated November 19, 2012.

10.6	Amended and Restated Revolving Credit Note from CVOP to KeyBank National Association, dated November 19, 2012.

10.7	Amended and Restated Revolving Credit Note from CVOP to Synovus Bank, dated November 19, 2012.

10.8	Amended and Restated Revolving Credit Note from CVOP to Texas Capital Bank, N.A., dated November 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: November 26, 2012	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer